                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

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                          ANTHRA PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        DELAWARE                  22-3007972
              (STATE OR OTHER JURISDICTION     (I.R.S. EMPLOYER
                  OF INCORPORATION OR           IDENTIFICATION
                     ORGANIZATION)                  NUMBER)

             103 CARNEGIE CENTER, SUITE 102          08540
                 PRINCETON, NEW JERSEY            (ZIP CODE)
            (ADDRESS OF PRINCIPAL EXECUTIVE
                        OFFICES)
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   If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. |X|

   If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. |X|

   Securities Act registration statement file number to which this form relates: 333-47725.

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

              Title of Each Class              Name of Each Exchange on Which
              to be so Registered              Each Class is to be Registered
              -------------------              ------------------------------

   Units, each consisting of one (1) share     Boston Stock Exchange
   of Common Stock and one (1) Class A
   Redeemable Common Stock Purchase Warrant

   Common Stock underlying the Units           Boston Stock Exchange
   and underlying the Class A
   Redeemable Common Stock Purchase
   Warrants

   Class A Redeemable Common Stock Purchase    Boston Stock Exchange
   Warrants underlying the Units

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

   Units, each consisting of one (1) share of Common Stock and one (1) Class A
   Redeemable Common Stock Purchase Warrant

   Common Stock underlying the Units and underlying the Class A Redeemable
   Common Stock Purchase Warrants


   Class A Redeemable Common Stock Purchase Warrants underlying the
   Units

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ITEM 1.          DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                 A complete description of the securities of Anthra
                 Pharmaceuticals, Inc. (the "Registrant"), which are to be registered hereunder is contained under the caption
                 "Description of Securities" in the Registration Statement on Form S-1 (File No. 333-47725) filed by the Registrant with the
                 Securities and Exchange Commission on March 11, 1998, as amended from time to time. Such description is hereby incorporated by reference.

ITEM 2.          EXHIBITS.

                 The following exhibits are filed herewith (or incorporated by reference as indicated below):

               Exhibit Number        Description
               --------------        -----------
               1                     Amended and Restated Certificate of
                                     Incorporation of the Registrant. Reference
                                     is made to Exhibit 3.1 to the Registration
                                     Statement on Form S-1 (File No. 333-47725)
                                     of the Registrant, as amended.

               2 Bylaws of the Registrant. Reference is made to Exhibit 3.2 to the Registration
                                     Statement on Form S-1 (File No. 333-47725) of the Registrant, as amended.

               3                     Specimen Common Stock Certificate.
                                     Reference is made to Exhibit 4.2 to the
                                     Registration Statement on Form S-1 (File
                                     No. 333-47725) of the Registrant, as
                                     amended.

               4                     Fifth Amended and Restated Registration
                                     Rights Agreement dated October 14, 1997, by and among the Company, Advanced Technology
                                     Ventures III, L.P., Sevin Rosen Fund III,
                                     L.P., Allstate Insurance Company, Allstate
                                     Life Insurance Company, Aperture
                                     Associates, L.P., Schering Berlin Venture
                                     Corporation, Prodesfarma, S.A. and Nycomed
                                     Pharma AS. Reference is made to Exhibit 4.3
                                     to the Registration Statement on Form S-1
                                     (File No. 333-47725) of the Registrant, as amended.

               5 Form of Unit and Warrant Agreement between the Company and American Stock Transfer &
                                     Trust Company. Reference is made
                                     to Exhibit 4.4 to the Registration
                                     Statement on Form S-1 (File No. 333-47725) of the Registrant, as amended.

               6                     Form of Underwriter's Option Agreement for
                                     Units by and between the Company and
                                     Janssen/Meyers Associates, L.P. Reference is made to Exhibit 4.5 to the Registration
                                     Statement on Form S-1 (File No. 333-47725) of the Registrant, as amended.

               7 Form of Warrant Certificate. Reference is made to Exhibit 4.6 to the Registration
                                     Statement on Form S-1 (File No. 333-47725) of the Registrant, as amended.

               8 Form of Unit Certificate. Reference is made to Exhibit 4.7 to the Registration
                                     Statement on Form S-1 (File No. 333-47725) of the Registrant, as amended.

               9                     Form of Promotional Shares Lock-In
                                     Agreement between the Company and each
                                     Director and executive officer of the
                                     Company. Reference is made to Exhibit 4.8
                                     to the Registration Statement on Form S-1
                                     (File No. 333-47725) of the Registrant, as amended.

               10                    1990 Stock Plan, as amended. Reference is
                                     made to Exhibit 10.13 to the Registration
                                     Statement on Form S-1 (File No. 333-47725)
                                     of the Registrant, as
                                     amended.
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                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    ANTHRA PHARMACEUTICALS, INC.



                                    By:  /s/ Michael C. Walker
                                         Name:  Michael C. Walker
                                         Title:  President and Chief
                                         Executive Officer
                                         (Principal Executive Officer)


Date: November 24, 1998